                                  EXHIBIT 3.4
                                  -----------


                                                    CERTIFIED TO BE A TRUE
                                                    AND ACCURATE COPY OF
                                                    THE ORIGINAL DATE:
                                                    /s/ Maurya Suda
                                                    ----------------------------



                                    BY-LAWS


                                      OF

                     COMMUNICATION DEVELOPMENT CORPORATION


                           Meetings of Shareholders
                           ------------------------


1.   Place of Meetings. Every meeting of shareholders of COMMUNICATION
     -----------------
DEVELOPMENT CORPORATION (hereinafter called the Corporation) shall be held at the principal office of the Corporation or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided.

2.   Annual Meeting. An annual meeting of shareholders of the Corporation for
     --------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Monday of January in each year, or, if such day shall be a legal holiday, then on the next following business day, at such hour as shall be specified in the notice thereof.

3.   Special Meetings. Special Meetings of shareholders may be called at any
     ----------------
time by the Board of Directors of the Corporation (hereinafter called the Board) or by the President or by the Secretary. Business transacted at any special meeting of shareholder shall be limited to the purposes stated in the notice.

4.   Notice of Meetings and Waiver. A notice in writing of each meeting of
     -----------------------------
shareholders shall be given by or at the direction of the President or by the Secretary of the Corporation to each shareholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post-office address as last shown on the stock records of the Corporation, postage prepaid, not less than seven days nor more than fifty days before the date of the meeting. Such notice shall state the general purpose or purposes for which the meeting is called and the place, day and hour of the meeting. A written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice. The attendance of any person at a meeting without protesting, prior to the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

5.   Voting List. The Secretary of the Corporation shall make, or cause to be
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made, at least five days before each meeting of the shareholders at which notice is given, a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list or other equivalent record shall, for a period of five days prior to such meeting, be kept on file at the principal office of the Corporation.

6.   Quorum, Adjournment and Manner of Acting. The holders of shares entitled to
     ----------------------------------------
vote present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time. Any business which could have been transacted at any meeting of shareholders may be transacted at any adjournment thereof, and it shall not be necessary to give new notice of the adjourned meeting. The shareholders present at a duly held meeting or at any adjournment thereof at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the affirmative vote at a meeting of shareholders duly held and at which a quorum is present of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders. Any action which may be taken at a meeting of shareholders may be taken without a meeting if consent in writing, setting forth the action so taken or to be taken is signed by all of the persons who would be entitled to vote upon such action at a meeting or by their duly authorized attorneys.

7.   Voting and Proxies. Each outstanding share of common stock of the
     ------------------
Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Each shareholder entitled to vote at any meeting of shareholders or to execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents authorized by a written proxy executed by him.


                              Board of Directors
                              ------------------

8.   Authority, Number, Term and Qualification. The business, property and
     -----------------------------------------
affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by shareholders. The Corporation shall have three directorships, except that where all the issued and outstanding shares of common stock of the Corporation are owned beneficially and of record by less than three shareholders, the number of directorship may be less than three but not less than the number of shareholders. The number of directorships may be increased to any number not exceeding seven by resolution of the shareholders or directors or, in the absence thereof, shall be the number of directors elected at the last annual meeting of shareholders. Each director shall hold office from the time of his election and qualification until his successor shall have been duly elected at the next annual meeting of shareholders and shall have qualified, or until his death, or until he shall have resigned or shall have been removed as provided in these By-Laws. Directors need not be residents of the State of Connecticut or shareholders of the Corporation.

9.   Fees. Directors as such shall not receive any stated salary for their
     ----
services but shall have authority to fix fees, including reasonable allowance for expenses actually incurred in connection


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with their duties; provided, however, that nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity as an officer agent, or otherwise and receiving compensation therefor.

10.  Place of Meetings. The Board may hold its meetings, regular or special, at
     -----------------
such place or places within or without the State of Connecticut as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

11.  Regular Meetings. Each regular meeting of the Board shall be held at such
     ----------------
time and place: (a) as shall be specified in a resolution adopted by the Board then in effect; or (b) if there shall not be any such resolution then in effect, as shall be specified in a notice of such meeting, given as provided in paragraph 12 of these By-Laws for notices of special meetings of the Board; or
(c) as shall be specified in a waiver of notice thereof signed by all the directors of the Corporation then in office. If at the time any regular meeting of the Board is to be held the time and place of holding regular meetings of the Board shall have been fixed by resolution of the Board then in effect, then notice of such regular meeting need not be given.

12.  Special Meetings, Notice and Waiver. Special meetings of the Board shall be
     -----------------------------------
held whenever called by the President or by the Secretary. At least two days' written or oral notice of each such special meeting stated the time and place of the meeting shall be given to each director. Neither the business to be transacted at nor the purpose of any meeting of the Board need be specified in the notice unless required by these By-Laws. A written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice. The attendance of any director at a meeting without protesting prior to the commencement of the meeting the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

13.  Quorum, Adjournment and Manner of Acting.  A majority of the number of
     ----------------------------------------
directorships at the time shall constitute a quorum for the transaction of business. Any meeting of the Board may be adjourned from time to time by a majority vote of the directors present at such meeting. In the absence of a quorum for any such meeting a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board, except as may be otherwise specifically provided by statute or the severally or collectively consent in writing to any action to be taken by the Corporation and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board.

14.  Removal of Directors. Any director may be removed with or without cause at
     --------------------
any time by the act of shareholders; and the vacancy in the Board caused by any such removal may be filled by the act of shareholders.


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                        Executive and Other Committees
                        ------------------------------

15.  Appointment and Authority. The Board, by resolution adopted by the
     -------------------------
affirmative vote of directors holding a majority of the directorships, may designate two or more directors to constitute an Executive Committee or other committees, which committees shall have and may exercise all such authority of the Board as shall be provided in such resolution.

                                   Officers
                                   --------

16.  Number, Qualifications, Terms and Election. The officers of the Corporation
     ------------------------------------------
shall be the President one or more Vice Presidents, a Secretary, a Treasurer and such other officers, agents and employees as shall be appointed in accordance with the provisions of paragraph 17 of these By-Laws. Any two or more offices may be held by the same person except the offices of President and Secretary. The officers of the Corporation shall be elected from time to time by the Board. The term of office of each officer shall be from the time of his election until his successor shall have been duly elected following the next annual meeting of shareholders, or until his death or until he shall have resigned or shall have been removed as provided in these By-Laws.

17.  Other Officers, Etc.  The Board may from time to time appoint such other
     --------------------
officers, agents or employees as the Board may deem necessary or advisable, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.

18.  Removal. Any officer, agent or employee of the Corporation may be removed,
     -------
with or without cause, at any time by resolution adopted by the affirmative vote of directors holding a majority of the directorships at a special meeting of the Board called for that purpose.

19.  The President.  The President shall be the chief executive officer of the
     -------------
Corporation and shall have general supervision over the business of the Corporation, subject to the control of the Board. He shall see that all orders and resolutions of the Board are carried into effect. In general he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by these By-Laws or by the Board.

20.  Vice President. The Vice President shall perform all such duties as from
     --------------
time to time may be assigned to him by the Board or the President. At the request of the President, or in case of his absence or inability to act, the Vice President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

21.  The Treasurer.  The Treasurer shall have charged and custody of and be
     -------------
responsible for all the funds and securities of the Corporation; he shall keep full and accurate accounts of assets, liabilities, receipts and disbursements and other transactions of the Corporation in books belonging to the Corporation; he shall cause regular audits of such books to be made; and he shall deposit all moneys and other valuable effects in the name of and to the credit of the


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

Corporation in such banks or other depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the meetings of the Board, or whenever they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation. In general he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or by the President.

22.  The Secretary. The Secretary shall act as secretary of and keep the minutes
     -------------
of the meetings of the Board and of shareholders; he shall cause to be given notice of all meetings of shareholders and directors; he shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board; he shall have responsibility for the share transfer books for shares of the Corporation and shall have charge of the other books, records and papers of the Corporation relating to its organization as a corporation and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or by the President.

                          Vacancies and Resignations
                          --------------------------

23.  Vacancies. Except as otherwise provided in these By-Laws, in case the
     ---------
office of any director or of the President, the Vice President, Secretary, Treasurer or other officer, agent or employee appointed by the Board becomes vacant due to death, resignation or removal, or should a vacancy exist from an increase in the number of directors, the vacancy may be filled for the unexpired term by action of the sole remaining directors in office, though such remaining directors are less than a quorum, though the number of directors acting is less than a quorum and though such majority is less than a quorum.

24.  Resignations. Any director or officer, or any other officer, agent or
     ------------
employee appointed by the Board, may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

                               Offices and Books
                               -----------------

25.  Offices. The principal office of the Corporation shall be at such place in
     -------
the State of Connecticut as the Board may determine. The Board may from time to time and at any time establish other offices of the Corporation or branches of its business at whatever place or places seem to it expedient.

26.  Books and Records. There shall be kept correct and complete books and
     -----------------
records of account and minutes of the proceedings of the Corporation's incorporators, shareholders,


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directors and committees of directors. There shall also be maintained at the principal office of the Corporation a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. At intervals of not more than twelve months the Corporation shall prepare a balance sheet showing its financial condition as of a date not more than four months prior thereto and a profit and loss statement respecting its operations for the twelve months preceding such date. The balance sheet and a profit and loss statement shall be deposited at the principal office of the Corporation and be kept for at least ten years from such date, and shall be subject to inspection by any shareholder of record during business hours. In addition, within thirty days after the preparation of each such annual balance sheet and profit and loss statement, a copy thereof shall be mailed to each shareholder of record or left with him or at his residence or usual place of business.

27.  Seal. The seal of the Corporation shall be circular in form and shall
     ----
contain the name of the Corporation and the words and figures "Corporate Seal 1990 Connecticut".

                                  Fiscal Year
                                  -----------

28.  Fiscal Year. The fiscal year of the Corporation shall end on the last day
     -----------
of December in each year.

                       Restriction on Transfer of Shares
                       ---------------------------------

29.  Restriction on Transfer of Shares. The Corporation and its shareholders
     ---------------------------------
shall have the first and second rights, respectively, subject to the conditions set forth below, to purchase any shares of common stock in the event the holder thereof elects to dispose of the same by sale, transfer or other disposition, whether by operation of law or otherwise, and whether a gratuitous gift or transfer upon death by will or laws of intestacy. The holder whose shares are to be disposed of shall give to the Corporation a signed notice in writing, either by delivery by hand or by mailing by registered or certified mail, to the Corporation's principal office: (i) designating the number of shares to be disposed of; (ii) stating the specific manner in which he proposes to dispose of such shares if they are not purchased by the Corporation and its shareholders pursuant to this By-Law provision; (iii) specifying the names and addresses of the persons to whom he desires to dispose of such shares to the extent not so purchased by the Corporation and its shareholder; (iv) offering to sell such shares to the Corporation and its shareholders; (v) naming the per share price in cash at which he is willing to sell such shares to the Corporation and its shareholders, which price shall not be greater than the formula price as determined herein; and (vi) designating his mailing address. The Corporation shall have a period of thirty days after the receipt of such notice within which to accept, by notice in writing to that effect mailed to the holder prior to the expiration date of said thirty-day period to the mailing address designated in the holder's notice, the holder's offer as contained in his notice. Should the Corporation elect not to accept the holder's offer, it shall within the said thirty-day period mail a copy of the holder's notice to each other shareholder of record of the Corporation. Such shareholders of record shall have preemptive rights to purchase the shares being disposed of by the holder. The preemptive right may be exercised by notice in writing to that effect mailed to the holder prior to the expiration of a period of thirty days after receipt of the Corporation's notice, to the mailing


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address designated in the copy of the holder's notice. If at the expiration of the period when the Corporation and its shareholders shall be entitled to purchase any shares of the holder's to be disposed of there shall be any shares which have not become subject to commitment by the Corporation and its shareholders to purchase the same as aforesaid, the holder shall have the right for a period of thirty days thereafter to dispose of such shares to the persons specified in his notice at a price which is equal to or greater than the price named in such notice. The formula price shall be an amount determined by dividing the number of outstanding shares of common stock of the Corporation (determined as the end of the fiscal year of the Corporation next preceding such written notice) into four times the net income of the Corporation for such fiscal year, except that the formula price for the first fiscal period shall be $500.00 per share. Any shares not so disposed and transferred by the holder within said thirty-day period shall not be disposed of thereafter without being offered to the Corporation and its shareholders as hereinabove provided. The provisions hereof shall be applicable to all shares issued or sold directly by the Corporation.

                                  Amendments
                                  ----------

30.  Amendments.  These By-Laws may be amended or repealed or new By-laws may be
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adopted at any annual or special meeting of shareholders, by the act of shareholders, or at any regular or special meeting of the Board by resolution adopted by the affirmative vote of directors holding a majority of the directorship provided that the proposed action in respect thereof shall be stated in the notice of such meeting. By-laws adopted or amended by the Board shall be subject to amendment or repeal by shareholders.


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